SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022 (May 27, 2022)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio 45036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	LCNB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 27, 2022, the Board of Directors of LCNB authorized entry into a new Issuer Stock Repurchase Plan Agreement (the “Plan”). Under the terms of the Plan, LCNB is authorized to repurchase up to 500,000 of its outstanding common shares, and has engaged an independent broker to act as agent for LCNB (the “Broker”). The Plan will expire by or around December 31, 2022. The Plan will replace and supersede LCNB’s prior Issuer Stock Repurchase Plan Agreement, which was adopted in January of 2021.

Under the Plan, the Broker is authorized to purchase common shares on behalf of LCNB through open market transactions in accordance with Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Plan, in compliance with Rule 10b5-1, would permit common shares to be repurchased at times that the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The Plan is administered by the Broker and is subject to price, market volume and timing restrictions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: May 27, 2022	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer